EXHIBIT 3.4

[Reference Translation]

Rules of Audit and Supervisory Committee

COCA-COLA WEST COMPANY, LIMITED

Audit and Supervisory Committee

Rules of Audit and Supervisory Committee

Article 1    (Purpose)

These rules (this “Rules”) shall provide for the matters regarding the Audit and Supervisory Committee in accordance with applicable laws and regulations and the articles of incorporation.

Article 2    (Organization)

1.	The Audit and Supervisory Committee shall be comprised of all directors who are Audit and Supervisory Committee members (hereinafter referred to as “Audit and Supervisory Committee Member(s)”).

2.	The Audit and Supervisory Committee shall have a chief of the Audit and Supervisory Committee.

3.	The Audit and Supervisory Committee shall have full-time Audit and Supervisory Committee Members and permanent Audit and Supervisory Committee Members.

4.	The Audit and Supervisory Committee shall have appointed Audit and Supervisory Committee Members and specified Audit and Supervisory Committee Members.

5.	A chairperson of the Audit and Supervisory Committee shall be a permanent Audit and Supervisory Committee Member. In the event that the permanent Audit and Supervisory Committee Member who is the chairperson has an accident, an appointed Audit and Supervisory Committee Member shall perform the duties of the chairperson.

Article 3    (Duties of the Audit and Supervisory Committee)

The Audit and Supervisory Committee shall perform the following duties:

(1)	Audit of the performance of the director’s duties and preparation of audit reports;

(2)	Determination of the contents of proposals regarding the election, dismissal or disapproval of reappointment of accounting auditors;

(3)	Determination of opinion of the Audit and Supervisory Committee regarding the election, dismissal or resignation of directors (excluding directors who are Audit and Supervisory Committee Members. The same shall apply to this Article hereinafter);

(4)	Determination of opinion of the Audit and Supervisory Committee regarding remuneration, etc. of directors (it means property benefits which they receive as the consideration for performance of the duties including remuneration, bonus and so on. The same shall apply to this Rules hereinafter); and

(5)	Other duties provided for in applicable laws and regulations and the articles of incorporation, etc.

Article 4    (Holding of Meetings)

1.	Meetings of the Audit and Supervisory Committee shall be held once every three months at the Head Office. However, it may be held in other places as necessary.

2.	In addition to those set forth in the preceding paragraph, meetings of the Audit and Supervisory Committee may be held whenever necessary.

3.	It shall be accepted to attend meetings of the Audit and Supervisory Committee by video conference, etc., provided that the meeting of the Audit and Supervisory Committee is actually held and the participants can communicate with one another as if they actually meet together.

Article 5    (Convening Meetings)

1.	Meetings of the Audit and Supervisory Committee shall be convened and presided over by the chief of the Audit and Supervisory Committee.

2.	Each Audit and Supervisory Committee Member may demand that the chief of the Audit and Supervisory Committee convenes a meeting of the Audit and Supervisory Committee.

3.	If the chief of the Audit and Supervisory Committee does not convene a meeting of the Audit and Supervisory Committee notwithstanding the demand mentioned in the preceding paragraph, the Audit and Supervisory Committee Member who made such demand may convene and preside over a meeting of the Audit and Supervisory Committee on his/her own.

Article 6    (Convocation Procedures)

1.	In convening a meeting of the Audit and Supervisory Committee, a notice to that effect shall be dispatched to each Audit and Supervisory Committee Member no later than three days prior to the date of the meeting of the Audit and Supervisory Committee. However, this period may be shortened in case of urgent necessity.

2.	When the unanimous consent of Audit and Supervisory Committee Members has been obtained, a meeting of the Audit and Supervisory Committee may be held without convocation procedures.

Article 7    (Method of Resolution)

1.	A resolution of the Audit and Supervisory Committee shall be adopted by a majority of Audit and Supervisory Committee Members present, when a majority of Audit and Supervisory Committee Members who are entitled to exercise voting rights are present.

2.	Audit and Supervisory Committee Members who have a special interest in the resolution under the preceding paragraph may not participate in the vote.

3.	In such resolution, the Audit and Supervisory Committee shall deliberate based on adequate information.

Article 8     (Matters to be Resolved by the Audit and Supervisory Committee)

Unless otherwise provided for in applicable laws and regulations and the articles of incorporation, the Audit and Supervisory Committee shall resolve the following matters:

(1)	Election or removal of a chief of the Audit and Supervisory Committee;

(2)	Election or removal of full-time Audit and Supervisory Committee Members and permanent Audit and Supervisory Committee Members;

(3)	Election of Audit and Supervisory Committee Members who perform matters described in Article 9 (hereinafter referred to as “Appointed Audit and Supervisory Committee Members” in these Rules);

(4)	Election of Audit and Supervisory Committee Members who perform matters described in Article 10 (hereinafter referred to as “Specified Audit and Supervisory Committee Members” in these Rules);

(5)	Determination of the Rules of Audit and Supervisory Committee;

(6)	Determination of the code of Audit and Supervisory Committee auditing and supervising standards;

(7)	Determination of practice standards for audits performed by the Audit and Supervisory Committee concerning internal control systems;

(8)	Matters regarding audit policies, audit plans, methods of audit, allocation of audit duties, etc.;

(9)	Matters which Audit and Supervisory Committee Members determine necessary for the performance of their duties, such as a budget for audit expenses and matters regarding the performance of duties by Appointed Audit and Supervisory Committee Members;

(10)	Preparation of audit report;

(11)	Policies for determination of dismissal or disapproval of reappointment of accounting auditors;

(12)	Determination of propriety of reappointment of accounting auditors;

(13)	Determination of the contents of proposals to be submitted to the shareholders’ meeting regarding dismissal or disapproval of reappointment of accounting auditors;

(14)	Determination of the contents of proposals to be submitted to the shareholders’ meeting regarding election of accounting auditors;

(15)	Election of a person who is to temporarily perform the duties of an accounting auditor in case of the vacancy of an accounting auditor;

(16)	Approval regarding conflict of interest transactions of directors;

(17)	Determination of opinion of the Audit and Supervisory Committee regarding the election, dismissal or resignation of directors (excluding directors who are Audit and Supervisory Committee Members);

(18)	Determination of opinion of the Audit and Supervisory Committee regarding the remuneration, etc., of directors (excluding directors who are Audit and Supervisory Committee Members);

(19)	Determination of demand to include the election of Audit and Supervisory Committee Members in the agenda of the shareholders’ meeting;

(20)	Determination of demand to submit to the shareholders’ meeting a proposal concerning the election of Audit and Supervisory Committee Members;

(21)	Statement of opinion of the Audit and Supervisory Committee of which it must notify the shareholders when shares for subscription are issued with transfer of controlling interest, etc.; and

(22)	Other matters which the Audit and Supervisory Committee determine necessary for the performance of its duties.

Article  9     (Appointed Audit and Supervisory Committee Members)

1.	The Audit and Supervisory Committee shall elect Appointed Audit and Supervisory Committee Members who perform the following matters:

(1)	To request directors and employees including managers and others to provide reports on the performance of their duties, or to investigate the status of the operations and the financial status of the company;

(2)	To request the subsidiaries to provide reports on the business, or to investigate the status of the operations and the financial status of the subsidiary;

(3)	To request accounting auditors to provide reports on their audits;

(4)	In the case where an accounting auditor was dismissed in accordance with the procedures provided for in Item 1, Paragraph 1 of Article 12, to explain that effect and the reason at the first shareholders’ meeting after the dismissal;

(5)	To convene a meeting of the Board of Directors;

(6)	To state opinion of the Audit and Supervisory Committee at the shareholders’ meeting regarding the election, dismissal or resignation of directors (excluding directors who are Audit and Supervisory Committee Members. The same shall apply to this Article hereinafter);

(7)	To represent the company in lawsuits between the company and the directors; and

(8)	To represent the company regarding other filing of lawsuits, etc.

2.	Appointed Audit and Supervisory Committee Members who perform matters described in Item 1 or 2 in the preceding paragraph must follow resolutions of the Audit and Supervisory Committee on matters regarding collection of report or investigation described in such Items, if any.

Article 10    (Specified Audit and Supervisory Committee Members)

1.	The Audit and Supervisory Committee shall by resolution appoint the person (hereinafter referred to as “Specified Audit and Supervisory Committee Members”) to perform the following duties:

(1)	To receive from the Representative Director and President the business reports, the annexed specifications thereof and accounting-related documents to be received by each Audit and Supervisory Committee Member, and distribute these documents to the other Audit and Supervisory Committee Members;

(2)	To provide notice of the contents of the Audit and Supervisory Committee audit report concerning the business reports and the annexed specifications thereof to the Representative Director and President;

(3)	To agree with the Representative Director and President on the date to provide the notice mentioned in the preceding item;

(4)	To receive notice of the contents of the accounting audit report from the accounting auditors and provide notice of the contents of such audit report to the other Audit and Supervisory Committee Members;

(5)	To agree with the Representative Director and President and the accounting auditors on the date to receive the notice mentioned in the preceding item;

(6)	To provide notice of the contents of the Audit and Supervisory Committee audit report concerning the accounting-related documents to the Representative Director and President and the accounting auditors; and

(7)	To agree with the Representative Director and President on the date to provide the notice mentioned in the preceding item.

2.	Specified Audit and Supervisory Committee Members shall be full-time Audit and Supervisory Committee Members.

Article 11    (Consent of the Audit and Supervisory Committee)

Unless otherwise provided for in applicable laws and regulations and the articles of incorporation, the following matters which require the consent of the Audit and Supervisory Committee shall be determined by the resolution of the Audit and Supervisory Committee:

(1)	Submission of a proposal concerning the election of Audit and Supervisory Committee Members to the shareholders’ meeting by the directors;

(2)	Remuneration, etc. of accounting auditors or a person to temporarily perform the duties of an accounting auditor.

Article 12    (Consent of All Audit and Supervisory Committee Members)

1.	The following matters which require the consent of all Audit and Supervisory Committee Members may be performed through deliberations of the Audit and Supervisory Committee:

(1)	To dismiss an accounting auditor based on the statutory grounds of dismissal;

(2)	To submit to the shareholders’ meeting a proposal concerning the partial exemption of a director from liability;

(3)	To submit to the shareholders’ meeting a proposal concerning the modification of the articles of incorporation to provide that directors may be partially exempted from liability by the Board of Directors’ resolution;

(4)	To submit to the Board of Directors’ meeting a proposal concerning the partial exemption of a director from liability based on the provisions of the articles of incorporation;

(5)	To submit to the shareholders’ meeting a proposal concerning the modification of the articles of incorporation to provide that the company may enter into an agreement with an outside director for his/her partial exemption from liability;

(6)	An oral reporter at the shareholders’ meeting who is an Audit and Supervisory Committee Member and the contents; and

(7)	The company’s participation in a derivative lawsuit to assist the defendant director(s).

2.	The consent mentioned in the preceding paragraph may be made in writing or by electronic means in case of urgent necessity.

Article 13    (Deliberations Regarding the Exercise of the Powers of Audit and Supervisory Committee Members)

Audit and Supervisory Committee Members may, in the case of exercising their powers or fulfilling their obligations regarding the following items, have prior deliberations with the Audit and Supervisory Committee:

(1)	Explanations of the questions for Audit and Supervisory Committee Members notified by the shareholders prior to the shareholders’ meeting;

(2)	Reports to the Board of Directors, etc.;

(3)	Reports on the proposals, documents and other materials to be submitted to the shareholders’ meeting;

(4)	To seek injunctions against the acts of directors outside of the purpose of the company or otherwise in violation of any law or regulation or the articles of incorporation; and

(5)	Statements of opinion at the shareholders’ meeting regarding the election, dismissal, resignation, and remuneration, etc. of Audit and Supervisory Committee Members.

Article 14    (Deliberations Regarding Remuneration, etc.)

Audit and Supervisory Committee Members may deliberate on the remuneration, etc. of Audit and Supervisory Committee Members at a meeting of the Audit and Supervisory Committee with the consent of all Audit and Supervisory Committee Members.

Article 15    (Reports to the Audit and Supervisory Committee)

1.	Audit and Supervisory Committee Members shall report the status of the performance of their own duties to the Audit and Supervisory Committee on a regular basis and an as needed basis, and whenever the Audit and Supervisory Committee requests a report.

2.	Audit and Supervisory Committee Members who have received reports from the accounting auditors, the directors, employees of the company’s internal audit division and other relevant departments, and other relevant persons shall report to the Audit and Supervisory Committee thereof.

3.	The Audit and Supervisory Committee shall request the accounting auditors, the directors, employees of the company’s internal audit division and other relevant departments, and other relevant persons to provide reports as necessary.

4.	With respect to the preceding three paragraphs, if Audit and Supervisory Committee Members, the accounting auditors, the directors, employees of the company’s internal audit division and other relevant departments, and other relevant persons provide notice of the matters to be reported to the Audit and Supervisory Committee to all Audit and Supervisory Committee Members, such matters shall not be required to be reported to the Audit and Supervisory Committee.

Article 16    (Preparation of Audit Report)

1.	The Audit and Supervisory Committee shall prepare audit reports based on its resolutions.

2.	In cases where the contents of the audit report are different from the opinion of each Audit and Supervisory Committee Member and at the request of such Audit and Supervisory Committee Member, the Audit and Supervisory Committee shall append a note with the opinion of such Audit and Supervisory Committee Member to the audit report.

3.	Each Audit and Supervisory Committee Member shall affix to the Audit and Supervisory Committee audit report his/her respective signature, or his/her respective name and seal impression (including electronic signature.) Full-time Audit and Supervisory Committee Members and Audit and Supervisory Committee Members who are outside directors shall describe their positions as a full-time Audit and Supervisory Committee Member or an Audit and Supervisory Committee Member who is an outside director in the Audit and Supervisory Committee audit report.

4.	The provisions of the preceding three paragraphs shall apply mutatis mutandis to audit reports to be prepared when extraordinary accounting documents or consolidated accounting documents are prepared by the company.

Article 17    (Minutes)

1.	The Audit and Supervisory Committee shall prepare minutes containing the following items and all Audit and Supervisory Committee Members present at the meeting of the Audit and Supervisory Committee shall affix to the minutes their respective signatures or their respective names and seal impressions (including electronic signature):

(1)	The date and place of holding the meeting of the Audit and Supervisory Committee (including the methods of attendance, in cases where Audit and Supervisory Committee Members, directors or accounting auditors attend such meeting without being physically present);

(2)	The outline of the progress of the proceedings of the meeting and the results thereof;

(3)	If there is any Audit and Supervisory Committee Member who has a special interest in any matter that requires to be resolved, the name of such Audit and Supervisory Committee Member;

(4)	If there are any opinions stated or statements made at the meeting of the Audit and Supervisory Committee with respect to the following matters, the summary of the contents of such opinions or statements:

a.	Reports from the directors that any fact likely to cause the company significant damage has been found; or

b.	Reports from the accounting auditors that there exists, in connection with the directors’ performance of their duties, any misconduct or any material fact constituting a violation of any law or regulation or the articles of incorporation;

(5)	Names of the directors or the accounting auditors who attended the meeting of the Audit and Supervisory Committee; and

(6)	The name of the chairperson of the meeting of the Audit and Supervisory Committee.

2.	In cases where the report to the Audit and Supervisory Committee shall not be required pursuant to the provision of Paragraph 4 of Article 15, the Audit and Supervisory Committee shall prepare minutes containing the following items:

(1)	Contents of the matters which shall not be required to be reported to the Audit and Supervisory Committee; and

(2)	The date on which the report to the Audit and Supervisory Committee was deemed not to be required.

3.	The company shall keep the minutes mentioned in the preceding two paragraphs for ten years at the Head Office.

Article 18    (Secretariat of the Audit and Supervisory Committee)

Affairs related to convening meetings of the Audit and Supervisory Committee, preparation of minutes of such meetings, and other affairs concerning operation of the Audit and Supervisory Committee shall be performed by employees who support duties of Audit and Supervisory Committee Members, such as staff for the Audit and Supervisory Committee.

Article 19    (Code of Audit and Supervisory Committee Members Auditing and Supervising Standards)

Matters regarding audits and supervision performed by the Audit and Supervisory Committee and Audit and Supervisory Committee Members shall be governed by the provisions of the code of Audit and Supervisory Committee auditing and supervising standards, in addition to the provisions of laws and regulations, the articles of incorporation and these Rules.

Article 20    (Revision or Abolition of Rules)

The revision or abolition of these rules shall be made by the resolution of the Audit and Supervisory Committee.

(Supplementary Provisions)

1.	These rules shall be established and come into effect as of March 23, 2016.